Exhibit 99.1

AeroVironment Statement Regarding

DARPA Phase Three Tern Decision

SIMI VALLEY, Calif., Sept. 22, 2015 — AeroVironment, Inc. (NASDAQ: AVAV) AeroVironment today announced it was informed by the Defense Advanced Research Projects Agency (DARPA) that the company was not selected to receive a phase III contract for DARPA’s Tern program.  The announcement came after a competition for the phase III contract following successful phase I and II efforts.

“Our team developed a truly innovative approach to addressing DARPA’s requirements, but our customer elected not to pursue our proposed solution,” said Kirk Flittie, AeroVironment vice president and general manager of its Unmanned Aircraft Systems business segment.  “We thank DARPA for the opportunity to apply our innovation toward developing a next generation unmanned aircraft system to protect United States Navy personnel.  We are grateful for the outstanding contributions of our employees and our business partners in this endeavor.”

The company indicated the impact of this decision is immaterial to its previously announced fiscal year 2016 guidance and revenue neutral for the phase III performance period as a result of the company’s proposed funded research and development approach.

About AeroVironment, Inc.

AeroVironment is a technology solutions provider that designs, develops, produces, supports and operates an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions.  The company’s electric-powered, hand-launched unmanned aircraft systems generate and process data to deliver powerful insight, on demand, to people and enterprises engaged in military, public safety and commercial

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activities around the world.  AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AeroVironment is available at www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; our reliance on sales to the U.S. government; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on 10-Q. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

pr@avinc.com

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